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                                                                  Exhibit 2.2.13





                             POST-CLOSING AGREEMENT

     THIS POST-CLOSING AGREEMENT (this "Agreement") is made and entered into as of January 30, 2006 by and between CROWLEY MARINE SERVICES, INC., a Delaware corporation ("Purchaser"), and FUEL HOLDING COMPANY LLC (f/k/a Northland Fuel
LLC), a Delaware limited liability company ("Northland Fuel"), YF LLC (f/k/a Yukon Fuel Company LLC, successor by conversion to Yukon Fuel Company), an Alaska limited liability company ("YFC"), NV FUEL LLC (f/k/a Northland Vessel Leasing Company LLC), a Delaware limited liability company ("NVLC"), and BARGE LINES, LLC (f/k/a Yutana Barge Lines, LLC), a Delaware limited liability company ("YBL"; collectively with Northland Fuel, YFC and NVLC, "Sellers"). Purchaser and Sellers are sometimes referred to herein collectively as the "Parties" and individually as a "Party."

                                    RECITALS

     WHEREAS, Purchaser and Sellers are party to that certain Purchase Agreement dated as of July 9, 2004 (as amended, the "Purchase Agreement"; terms defined in the Purchase Agreement and not otherwise defined herein are being used herein as therein defined) among Northland Fuel, YFC, NVLC and Purchaser, and the YBL Purchase Agreement referenced therein, pursuant to which Purchaser has purchased from Sellers the fuel distribution business of Northland Fuel and its subsidiaries; and

     WHEREAS, the Parties have, pursuant to Section 2.2(b) of the Purchase Agreement and Section 2.2(b) of the YBL Purchase Agreement, agreed on the final calculations of net working capital, other than with respect to taxes, and desire to set forth certain agreements with respect to such calculations.

     NOW, THEREFORE, in consideration of the foregoing and other good and valuable consideration, the receipt of which is hereby acknowledged, the Parties agree as follows:

     Section 1. Net Working Capital. The undersigned hereby acknowledge that the Parties have agreed on the calculation of the Final SOG Adjusted NWC, the Final YFC Adjusted NWC and the "Adjusted NWC" (as defined in the YBL Purchase Agreement), other than with respect to the calculation of "Income Tax Payable" liabilities as provided in Section 2.2(b)(iii) and (iv) of the Purchase Agreement. Notwithstanding any provision of the Purchase Agreement or the YBL Purchase Agreement to the contrary, the undersigned hereby agree that, solely with respect to the agreed calculation of the Final SOG Adjusted NWC, the Final YFC Adjusted NWC and the "Adjusted NWC" (as defined in the YBL Purchase Agreement), other than the calculation of "Income Tax Payable" liabilities, no payments shall be due (A) from Purchaser to Northland Fuel, nor from Northland Fuel to Purchaser, pursuant to Section 2.2(b)(vi) of the Purchase Agreement, (B) from Purchaser to YFC, nor from YFC to Purchaser, pursuant to Section 2.2(b)(vii) of the Purchase Agreement, or (C) from Purchaser to YBL, nor from YBL to Purchaser, pursuant to Section 2.2(b)(vi) of the YBL Purchase Agreement. Each Party releases

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each other Party from any claim for payment pursuant to Section 2.2(b) of the
Purchase Agreement or Section 2.2(b) of the YBL Purchase Agreement except with respect to "Income Tax Payable" liabilities.

     Section 2. Fuel Tax Receivable. The undersigned hereby agree that that certain excise fuel tax receivable due from the U.S. federal government related to periods prior to the Closing (the "Receivable") and shown on YFC's books in the amount of $198,615 shall be property of YFC and retained by YFC as an asset. Purchaser agrees, at its sole cost and expense, to prepare or cause to be prepared, on behalf of YFC, no later than March 31, 2006, any and all Tax returns and reports, amended or otherwise, necessary in order for YFC to collect the Receivable. If Purchaser receives any refund with respect to such Receivable, Purchaser shall pay such amount to YFC promptly upon receipt. Purchaser disclaims any warranty as to the collectability of the Receivable or as to the consequences of filing such Tax returns and reports.

     Section 3. Headings. The headings used in this Agreement are for convenience of reference only and shall not be deemed to limit, characterize or in any way affect the interpretation of any provision of this Agreement.

     Section 4. GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO ITS CONFLICT OF LAW PRINCIPLES.

     Section 5. Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.


                            [signature page follows]


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     IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first written above.

                                     CROWLEY MARINE SERVICES, INC.


                                     By:    /s/ Richard Swinton
                                            ------------------------------------
                                     Name:  Richard Swinton
                                     Title: Assistant Treasurer



                                     FUEL HOLDING COMPANY LLC (f/k/a NORTHLAND
                                     FUEL LLC)


                                     By:    /s/ Michael J. Doan
                                            ------------------------------------
                                     Name:  Michael J. Doan
                                     Title: Vice President


                                     YF LLC (f/k/a YUKON FUEL COMPANY LLC)


                                     By:    /s/ Michael J. Doan
                                            ------------------------------------
                                     Name:  Michael J. Doan
                                     Title: President


                                     NV FUEL LLC (f/k/a NORTHLAND VESSEL LEASING
                                     COMPANY LLC)


                                     By:    /s/ Michael J. Doan
                                            ------------------------------------
                                     Name:  Michael J. Doan
                                     Title: Vice  President  of  Fuel  Holding
                                            Company  LLC,  its sole member


                                     BARGE LINES, LLC (f/k/a YUTANA BARGE
                                     LINES, LLC)


                                     By:    /s/ Michael J. Doan
                                            ------------------------------------
                                     Name:  Michael J. Doan
                                     Title: Manager of Marine Capital
                                            Management, LLC, its sole member


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